Exhibit 99.1

francesca's® Appoints Laurie Hummel Executive Vice President and Chief Merchandising Officer

HOUSTON, Oct. 29, 2015 (GLOBE NEWSWIRE) -- Francesca's Holdings Corporation (Nasdaq: FRAN) today announced the appointment of Laurie Hummel as Executive Vice President and Chief Merchandising Officer. Ms. Hummel will assume her responsibilities on November 30, 2015 and will report to Michael W. Barnes, the Chairman, President, and Chief Executive Officer. Ms. Hummel will lead all merchandising, product development and vendor related supply chain functions.

Ms. Hummel brings more than 25 years of retail experience to francesca's having held a variety of leadership roles in the merchandising, and planning & allocation functions at retailers such as Kohl's, Stage Stores and Macy's. Most recently, Ms. Hummel served as SVP Divisional Merchandise Manager at Kohl's, responsible for the jewelry and watch business. Prior to joining Kohl's, Ms. Hummel held leadership positions leading many important merchandising functions related to junior sportswear, intimate apparel, dresses, denim and fashion tops.

Mr. Barnes said, "I could not be more thrilled to have Laurie on the francesca's leadership team. She is a world-class merchant and retail executive who brings a wealth of experience with a strong track record of driving profitable growth. Laurie's background is a great match for the qualities we were searching for in a Chief Merchant with proven capabilities in merchandising, product development, and financial planning. She has demonstrated strong leadership skills having led large teams responsible for driving many successful initiatives throughout her career. Laurie's background, as well as her deep understanding of our customer, makes her an ideal partner as we continue to build on our unique merchandising strategies. I look forward to working with her as we drive our business forward."

About Francesca's Holdings Corporation:

francesca's® is a growing specialty retailer with retail locations designed and merchandised to feel like unique, upscale boutiques providing customers a fun and differentiated shopping experience. The merchandise assortment is a diverse and balanced mix of apparel, jewelry, accessories and gifts. Today francesca's® operates 618 boutiques in 47 states and the District of Columbia and also serves its customers through francescas.com. For additional information on francesca's®, please visit www.francescas.com.

Forward-Looking Statements

Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements reflect our current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected. These risks and uncertainties include, but are not limited to, the following: the risk that we cannot anticipate, identify and respond quickly to changing fashion trends and customer preferences; our ability to attract a sufficient number of customers to our boutiques or sell sufficient quantities of our merchandise through our direct-to-consumer business; our ability to successfully open and operate new boutiques each year; our ability to efficiently source and distribute additional merchandise quantities necessary to support our growth; and our ability to attract and integrate a new Chief Merchandising Officer. For additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from those contained in our forward-looking statements, please refer to "Risk Factors" in our Annual Report on Form 10-K for the year ended January 31, 2015 filed with the Securities and Exchange Commission on March 27, 2015 and any risk factors contained in subsequent quarterly and annual reports we file with the SEC. We undertake no obligation to publicly update or revise any forward-looking statement.

CONTACT:

ICR, Inc.	Company
Jean Fontana	Mark Vendetti
646-277-1214	832-494-2315
Mark.Vendetti@francescas.com / IR@francescas.com